Exhibit 10.7

AMENDMENT

TO

STOCK OPTION AGREEMENT

This Amendment to Stock Option Agreement (this “Amendment”) is entered into by and between MICHAEL MONA, JR., an individual (“Executive”), and CV SCIENCES, INC., a Delaware corporation (the “Company”) as of March 16, 2017 (the “Effective Date”), with reference to the following facts:

RECITALS

A.                On July 6, 2016 Executive and the Company entered into that certain Non-Qualified Stock Option Agreement (the “Agreement”), a copy of which is attached hereto and incorporated herein by this reference as Exhibit A;

B.                 Each of the parties hereto desires to enter into this Amendment to amend the Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                  Vesting Agreement. Subparagraphs (a)(i) through (iii) are superseded and replaced as follows, as related to the Options not yet vested as of the Effective Date:

(i)                 “Thirty-four percent (34%) when the Company has final meeting minutes from a pre-investigational new drug application (“IND”) meeting as authorized by the FDA for a drug development program utilizing CBD as the active pharmaceutical ingredient;

(ii)              Thirty-three percent (33%) when the Company is granted an IND; and

(iii)            Thirty-three percent (33%) when the Company commences its first human dosing under the IND.”

2.                  Vesting Acceleration. Section 2(b) of the Agreement is amended and restated as follows:

“(b) Notwithstanding the foregoing, the right to exercise the Option shall accelerate automatically and vest in full (notwithstanding the provisions above) effective as of immediately upon Optionee’s Involuntary Termination or prior to the consummation of the “Change in Control” (as defined below) unless this Option is to be assumed by the acquiring or successor entity (or parent thereof) or a new option or New Incentives (as defined below) are to be issued in exchange therefor, as provided in subsection (c) below.”

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3.                  Definition of “Misconduct”. A final sentence of Section 2(f) is added, as follows:

“It is agreed that any termination of Optionee’s employment, or change in Optionee’s position with the Company in connection with the current action by the Securities and Exchange Commission shall not constitute Misconduct for any purposes under the is Agreement, and shall be deemed an Involuntary Termination unless Optionee is found to have committed willful fraud as determined by a court of competent jurisdiction by final and non-appealable adjudication, in which case termination shall be deemed for Misconduct.”

4.                  Termination of Employment or Services. Section 8(a) of the Agreement is superseded and replaced, as follows:

“If the Optionee's employment is terminated for any reason other than Cause (as defined below), death or Disability (as defined below), then the Options shall immediately vest notwithstanding the termination of Optionee’s employment in accordance with paragraph 2(a), above. If the Company terminates the Optionee's employment or service for Cause, then the Optionee may at any time within ninety (90) days after the effective date of termination of employment or service exercise the vested portion of the Option to the extent that the Optionee was entitled to exercise the Option at the date of termination.”

A final sentence to Section 8(d) of the Agreement is added as follows:

“It is agreed that any termination of Optionee’s employment, or change in Optionee’s position with the Company in connection with the current action by the Securities and Exchange Commission shall not constitute Cause for any purposes under the is Agreement, and shall be deemed an Involuntary Termination unless Optionee is found to have committed willful fraud as determined by a court of competent jurisdiction by final and non-appealable adjudication, in which case termination shall be deemed for Misconduct.”

5.                  Conflict. If there is a conflict between the terms and conditions of this Amendment and the terms and conditions of the Agreement, the terms and conditions of this Amendment shall control. Except as modified by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Effective Date.

CV SCIENCES, INC.

By: /s/ James McNulty

Name: James McNulty

Its: Chairman, Compensation Committee

/s/ Michael Mona, Jr.

Michael Mona, Jr.

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Exhibit A

NON-QUALIFIED STOCK OPTION AGREEMENT

[see attached]

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